UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2017

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut		06155
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2017, the board of directors (the "Board") of The Hartford Financial Services Group, Inc. (the "Company") elected Stephen P. McGill and Greig Woodring as directors of the Board. Mr. McGill was appointed to serve on the Board’s Compensation and Management Development Committee and Finance, Investment and Risk Management Committee. Mr. Woodring was appointed to serve on the Board's Audit Committee and Finance, Investment and Risk Management Committee. The board terms for Mr. McGill and Mr. Woodring respectively will commence on December 20, 2017.

The Board has determined that Mr. McGill and Mr. Woodring each do not have a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K, and that each director meets the applicable independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

As compensation for the remainder of the 2017-2018 Board service year, Mr. McGill and Mr. Woodring will each respectively receive a pro rata portion of the Company’s annual cash retainer for non-management directors of $100,000 in the amount of $41,700 and a pro rata portion of the Company’s equity compensation annual retainer of $160,000 in the form of restricted stock units valued at $66,700. The restricted stock units will be granted to each of the respective directors on the second trading day following the filing of the Company’s Form 10-K for the year ended December 31, 2017, based on the Company’s closing stock price on the grant date.

In addition, Mr. McGill and Mr. Woodring will each participate in other non-management director compensation arrangements described in the Company’s 2017 proxy statement, including receiving $100,000 of Group Term Life and $750,000 of Accidental Death and Dismemberment insurance and reimbursement for all travel expenses incurred in connection with their respective Board service.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

October 19, 2017	By:	/s/ Donald C. Hunt

Name: Donald C. Hunt
Title: Vice President and Corporate Secretary